Exhibit 5.1

+1 212 937 7518 (t)

+1 212 230 8888 (f)

wilmerhale.com

August 6, 2021

Amplitude Healthcare Acquisition Corporation

1177 Avenue of the Americas, Fl 40

New York, New York 10036

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-4 (File No. 333-256875) (as amended or supplemented, the “Registration Statement”), including the proxy statement/prospectus forming a part thereof (the “Proxy Statement/Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration by Amplitude Healthcare Acquisition Corporation, a Delaware corporation (the “Company”) of up to 27,500,000 shares of New Jasper Voting Common Stock (as defined in the Registration Statement), $0.0001 par value per share and 1,000,000 shares of New Jasper Non-Voting Common Stock (as defined in the Registration Statement), $0.0001 par value per share (collectively, the “Shares”).

The Shares are to be issued by the Company pursuant to the terms of the Business Combination Agreement, dated as of May 5, 2021 (as may be amended and/or restated from time to time, the “Business Combination Agreement”) entered into by and among the Company, Ample Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and Jasper Therapeutics, Inc., a Delaware corporation (“Jasper”), which has been filed as Annex A to the Proxy Statement/Prospectus.

We are acting as counsel for the Company in connection with the issuance by the Company of the Shares. We have examined and relied upon signed copies of the Registration Statement as, and to be, filed with the Commission, including the exhibits thereto. We have also examined and relied upon the Business Combination Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate minute books of the Company.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or any foreign jurisdiction. We express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that, upon the approval by the stockholders of the Company of the issuance of the Shares, the Shares will be duly authorized for issuance and, when issued and delivered in exchange for the outstanding shares of Jasper in accordance with the terms and conditions of the Business Combination Agreement, the Shares will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Proxy Statement/Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Wilmer Cutler Pickering
Hale and Dorr LLP

By:	/s/ Christopher D. Barnstable-Brown
Christopher D. Barnstable-Brown, a Partner